UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2012

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On October 8, 2012, Famous Dave’s of America, Inc. (the “Company”) announced the appointment of John F. Gilbert III as the Company’s Chief Executive Officer, effective immediately. Mr. Gilbert, age 56, is a current member of the Company’s Board, having served as a director since August 2, 2011. Mr. Gilbert will continue to serve as a Company director and member of the Company’s Strategic Planning Committee, but resigned as a member of the Board’s audit and compensation committees upon his appointment as Chief Executive Officer.

Most recently, Mr. Gilbert was President and Chief Executive Officer of Vermont Teddy Bear, a pioneering ecommerce direct-to-consumer retailer, a position he has held since February, 2009. Prior to Vermont Teddy Bear, Mr. Gilbert had a 30 year career as a marketing leader in the retail and restaurant industries. He is a recognized expert on brand strategy, new product development and consumer advertising. He previously served as the Chief Marketing Officer for The TJX Companies, Inc. from January, 2007 to February, 2009, as Vice President of Marketing for Dunkin’ Brands, Inc. from September, 2003 to December, 2006, and as Chief Marketing Officer for Kentucky Fried Chicken. Mr. Gilbert also served as the senior marketing executive for Carlson Restaurants Worldwide, Inc. and General Cinema Corporation. Mr. Gilbert currently serves on the Board of Directors of IGNITE Restaurant Group, which owns Joe’s Crab Shack.

Appointment of President, Chief Executive Officer

Mr. Gilbert is replacing Christopher O’Donnell as the Chief Executive Officer. Mr. O’Donnell remains an officer of the Company in the capacity of President and Chief Operating Officer and continues to serve as a member of the Company’s Board of Directors and Strategic Planning Committee.

Employment Agreement with John F. Gilbert III

Mr. Gilbert’s employment with the Company is governed by an employment offer letter and related Confidentiality and Noncompetition Agreement, each dated October 8, 2012. Under the employment offer letter, Mr. Gilbert is being employed for an indefinite term, will receive an annual base salary of $400,000, and is eligible for an annual target cash bonus under the Company’s annual executive cash bonus plan equal to 100% of his base salary, prorated for any partial year (including 2012). Currently, bonus amounts are earned under the executive cash bonus plan based on Company achievement of earnings per share during the applicable fiscal year as compared to a pre-determined goal. Beginning in fiscal 2013, Mr. Gilbert will also be entitled to participate in the Company’s annual long-term compensation plan at a target amount equal to 100% of his base salary. The Company’s annual long-term compensation plan is currently comprised of performance share awards that are earned based on Company achievement of cumulative earnings per share over three year performance periods as compared to pre-determined goals. The performance criteria and/or achievement awards under both the annual executive cash bonus plan and the annual long-term compensation plan are subject to future revision in the discretion of the Company’s Board of Directors.

The employment offer letter entitles Mr. Gilbert to participate in the Company’s comprehensive medical and dental plans, and in deferred compensation plans that may be sponsored by the Company from time to time and in which other Company executives are entitled to participate. Mr. Gilbert, who will be relocating in connection with his employment, is also entitled to receive a short term travel and housing allowance of $7,500 per quarter (payable in arrears) for four quarters, plus reimbursement of customary brokerage commissions paid upon a sale of his existing residence if such sale occurs within three years after commencing employment with the Company.

As contemplated by the employment offer letter, on October 8, 2012 the Company granted to Mr. Gilbert 150,000 shares of restricted stock under the Company’s Amended and Restated 2005 Stock Incentive Plan, which shares are subject to transfer and forfeiture restrictions that are scheduled to lapse in five equal annual installments commencing on the first anniversary of the grant date. Mr. Gilbert will receive an additional restricted stock grant to be valued at $80,000 on or about the first day of the fiscal year, commencing December 31, 2012 for the Company’s 2013 fiscal year. The exact number of restricted shares will be calculated based on the closing price of the Company’s stock on the grant and such shares will be subject to transfer and forfeiture restrictions that are scheduled to lapse in five equal annual installments commencing on the first anniversary of the grant date.

Under the Confidentiality and Noncompetition Agreement, Mr. Gilbert agreed not to compete with the Company, or solicit employees of the Company, for two years after the termination of his employment with the Company.

The Confidentiality and Noncompetition Agreement also provides that Mr. Gilbert will continue to receive his base salary and insurance benefits for a period of 18 months if his employment is terminated by the Company other than for “cause” (as defined in the Confidentiality and Noncompetition Agreement) and other than as a result of his death or disability. However, if Mr. Gilbert’s employment is terminated by the Company without cause, his employment is terminated as a result of his death or disability, or he voluntarily terminates his employment, in each case within six months following a “change in control” (as defined in the Confidentiality and Noncompetition Agreement), Mr. Gilbert will continue to receive his base salary and insurance benefits for a period of 18 months and will also be entitled to receive the full (100% of target) amount of his performance based-cash bonus under the executive bonus plan for the year in which the change-in-control occurs. If Mr. Gilbert commences employment during the severance period (including the change-in-control severance period), the Company will receive a dollar-for-dollar credit against its severance obligations for compensation and benefits received in Mr. Gilbert’s subsequent employment. To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. Gilbert are intended to comply with Section 409A and are subject to corresponding requirements regarding the timing of such payments.

The employment offer letter, the Confidentiality and Noncompetition Agreement and the Restricted Stock Agreement are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment offer letter dated October 8, 2012 between Famous Dave’s of America, Inc. and John F. Gilbert III

10.2	Confidentiality and Noncompetition Agreement dated October 8, 2012 between Famous Dave’s of America, Inc. and John F. Gilbert III

10.3	Restricted Stock Agreement dated October 8, 2012 between Famous Dave’s of America, Inc. and John F. Gilbert III

99.1	Famous Dave’s of America, Inc. Press Release dated October 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: October 9, 2012	By:	/s/ Diana G. Purcel
Name: Diana G. Purcel
Title: Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment offer letter dated October 8, 2012 between Famous Dave’s of America, Inc. and John F. Gilbert III

10.2	Confidentiality and Noncompetition Agreement dated October 8, 2012 between Famous Dave’s of America, Inc. and John F. Gilbert III

10.3	Restricted Stock Agreement dated October 8, 2012 between Famous Dave’s of America, Inc. and John F. Gilbert III

99.1	Famous Dave’s of America, Inc. Press Release dated October 8, 2012